Exhibit 4.15

REGISTRATION RIGHTS AGREEMENT

Dated as of August 19, 2005

by and among

Lehman Brothers Holdings E-Capital Trust I,

Lehman Brothers Holdings E-Capital LLC I,

Lehman Brothers Holdings Inc.

as Issuers

and

Lehman Brothers Inc.
Zions Investment Securities, Inc.
SunTrust Capital Markets, Inc.

as the Initial Purchasers

This Registration Rights Agreement (this “Agreement”) is dated as of August 19, 2005, by and among Lehman Brothers Holdings Inc., a Delaware business corporation (the “Company”), Lehman Brothers Holdings E-Capital Trust I, a Delaware statutory trust (the “Trust”), Lehman Brothers Holdings E-Capital LLC I, a Delaware limited liability company (the “LLC”) and Lehman Brothers Inc., Zions Investment Securities, Inc. and SunTrust Capital Markets, Inc. (each an “Initial Purchaser” and, collectively, the “Initial Purchasers”), each of whom has agreed to purchase the Trust’s Floating Rate Enhanced Capital Advantaged Preferred Securities (the “Trust Preferred Securities”) pursuant to the Purchase Agreement dated as of August 12, 2005 by and among the Company, the LLC, the Trust and the Initial Purchasers (the “Purchase Agreement”).

In order to induce the Initial Purchasers to purchase the Trust Preferred Securities, the Company, the LLC and the Trust have agreed to provide the registration rights set forth in this Agreement.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Declaration of Trust of the Trust, dated August 19, 2005 (as it may be amended, modified or supplemented from time to time, the “Declaration of Trust”), by and among the Company and Barrett DiPaolo, Karen Corrigan and James Killerlane III, as the initial Regular Trustees (the “Regular Trustees”), JPMorgan Chase Bank, N.A., as the initial Property Trustee (the “Property Trustee”), and Chase Bank USA, National Association, as the initial Delaware Trustee, and by the holders, from time to time, of undivided beneficial interests in the Trust to be issued pursuant to the Declaration of Trust.

The parties hereby agree as follows:

SECTION 1.         DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the following meanings:

Act:  The U.S. Securities Act of 1933, as amended.

Affiliate:  As defined in Rule 144 of the Act.

Agreement:  This Agreement.

Broker-Dealer:  Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

Closing Date:  The date of this Agreement.

Commission:  The U.S. Securities and Exchange Commission.

Company:  As defined in the preamble hereof.

Company Debenture:  As defined in Section 9.1(a) of the LLC Agreement.

Consummate:  An Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 2(b) hereof and (c) the delivery by the Trust to the Registrar under the Declaration of Trust of Exchange Trust Preferred Securities in the same aggregate liquidation amount as the aggregate liquidation amount of Trust Preferred Securities tendered by Holders thereof pursuant to the Exchange Offer.

Consummation Deadline:  As defined in Section 2(b) hereof.

Debt Trustee:  JPMorgan Chase Bank, N.A. as trustee under the Indenture.

Declaration of Trust:  As defined in the preamble hereof.

Effectiveness Deadline:  Either the Exchange Effectiveness Deadline or the Shelf Effectiveness Deadline, as applicable.

Exchange Act:  The U.S. Securities Exchange Act of 1934, as amended.

Exchange Company Debenture:  The junior subordinated debenture of the Company due 2035, registered under the Act, to be issued pursuant to the Indenture in the Exchange Offer, which is identical to the Company Debenture (and is entitled to the benefits of the Indenture which has been qualified under the TIA) except that it has been registered pursuant to an effective registration statement under the Act, does not contain restrictions on transfers under the Act and does not contain provisions for the additional interest contemplated in Section 4 hereof.

Exchange Effectiveness Deadline:  As defined in Section 2(a) hereof.

Exchange Filing Deadline:  As defined in Section 2(a) hereof.

Exchange LLC Guarantee:  The LLC guarantee of the Company, registered under the Act, to be issued in the Exchange Offer, which is identical to the LLC Guarantee except that it has been registered pursuant to an effective registration statement under the Act, does not contain restrictions on transfers under the Act and does not contain provisions for the additional interest contemplated in Section 4 hereof.

Exchange LLC Preferred Securities:  The Preferred Securities of the LLC, registered under the Act, to be issued pursuant to the LLC Agreement in the Exchange Offer, which are identical to the LLC Preferred Securities except that they have been registered pursuant to an effective registration statement under the Act, do not contain restrictions on transfers under the Act and do not contain provisions for the additional interest contemplated in Section 4 hereof.

Exchange Offer:  The offer to exchange any and all of the Trust Preferred Securities, the Trust Guarantee, the LLC Preferred Securities, the LLC Guarantee and the

Company Debenture for a like aggregate liquidation amount of Exchange Trust Preferred Securities and related Exchange Trust Guarantee, a like aggregate liquidation preference of Exchange LLC Preferred Securities and related Exchange LLC Guarantee and a like principal amount of Exchange Company Debenture.

Exchange Offer Registration Statement:  The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exchange Securities:  The Exchange Trust Preferred Securities, the Exchange Trust Guarantee, the Exchange LLC Preferred Securities, the Exchange LLC Guarantee and the Exchange Company Debenture, collectively.

Exchange Trust Guarantee:  The trust guarantee of the Company, registered under the Act, to be issued in the Exchange Offer, which is identical to the Trust Guarantee except that it has been registered pursuant to an effective registration statement under the Act, does not contain restrictions on transfers under the Act and does not contain provisions for the additional interest contemplated in Section 4 hereof.

Exchange Trust Preferred Securities:  The preferred securities of the Trust due 2065, registered under the Act, to be issued in the Exchange Offer, which are identical to the Trust Preferred Securities (and are entitled to the benefits of the Declaration of Trust, which will have been qualified under the TIA) except that they have been registered pursuant to an effective registration statement under the Act, do not contain restrictions on transfers under the Act and do not contain provisions for the additional interest contemplated in Section 4 hereof.

Exempt Resales:  The transactions in which the Initial Purchasers propose to sell the Securities to certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Act, and pursuant to Regulation S under the Act.

Filing Deadline:  Either the Exchange Filing Deadline or the Shelf Filing Deadline, as applicable.

Holders:  A Person is deemed to be a Holder of Transfer Restricted Securities whenever such Person owns Transfer Restricted Securities.

Indemnified Party:  As defined in Section 7(c) hereof.

Indemnifying Party: As defined in Section 7(c) hereof.

Indenture: The Indenture dated as of February 1, 1996 between the Company and JPMorgan Chase Bank, N.A. (as successor to Chase Manhattan Bank, N.A. (formerly known as Chemical Bank)), as amended and supplemented from time to time, including by the Eighth Supplemental Indenture dated as of the Closing Date between the Company and JPMorgan Chase Bank, N.A.

Initial Purchaser or Initial Purchasers:  As defined in the preamble hereof.

Interest Payment Date:  As defined in the Securities and the Exchange Securities.

LLC:  As defined in the preamble hereof.

LLC Agreement:  The Limited Liability Company Agreement of the LLC dated as of the Closing Date between the Company and the Trust, as amended, modified or supplemented from time to time.

LLC Guarantee:  The LLC Guarantee Agreement dated as of the Closing Date between the Company, as guarantor, and JPMorgan Chase Bank, N.A., as LLC Guarantee Trustee, in favor of the holders of LLC Preferred Securities, as amended, modified or supplemented from time to time.

LLC Preferred Securities:  The Preferred Securities of the LLC, as defined in Section 1.1 of the LLC Agreement.

Person:  As defined in the Declaration of Trust.

Property Trustee:  As defined in the preamble hereof.

Prospectus:  The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Purchase Agreement:  As defined in the preamble hereof.

Recommencement Date:  As defined in Section 5(e) hereof.

Registration Default:  As defined in Section 4 hereof.

Registration Statement:  Any registration statement of the Company, the Trust and the LLC relating to (a) an offering of the Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Regular Trustee:  As defined in the preamble hereof.

Regulation S:  Regulation S promulgated under the Act.

Rule 144:  Rule 144 promulgated under the Act.

Securities: The Trust Preferred Securities, the Trust Guarantee, the LLC Preferred Securities, the LLC Guarantee and the Company Debenture, collectively.

Shelf Effectiveness Deadline:  As defined in Section 3(a) hereof.

Shelf Filing Deadline:  As defined in Section and 3(a) hereof.

Shelf Registration Statement:  As defined in Section 3(a) hereof.

Suspension Notice:  As defined in Section 5(e) hereof.

TIA:  The U.S. Trust Indenture Act of 1939 (15 U.S.C.  Section 77aaa-77bbbb) as in effect on the date of the Indenture.

Trust:  As defined in the preamble hereof.

Trust Guarantee:  The Trust Guarantee Agreement dated as of the Closing Date between the Company, as guarantor, and JPMorgan Chase Bank, N.A., as Trust Guarantee Trustee, for the benefit of the Holders of the Trust Securities, as amended, modified or supplemented from time to time.

Trust Preferred Securities:  As defined in the preamble hereof.

Transfer Restricted Securities:  (a) Each Trust Preferred Security (and the related Trust Guarantee, LLC Preferred Security and LLC Guarantee, and like principal amount of the Company Debenture), until the earliest to occur of (i) the date on which such Trust Preferred Security has been exchanged by a Person other than a Broker-Dealer for an Exchange Trust Preferred Security in the Exchange Offer and is entitled to be resold to the public by such Person without complying with the prospectus delivery requirements of the Act, (ii) the date on which such Trust Preferred Security has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement, or (iii) the date on which such Trust Preferred Security is eligible to be distributed to the public pursuant to Rule 144 under the Act, and (b) each Exchange Trust Preferred Security acquired by a Broker-Dealer in the Exchange Offer of a Trust Preferred Security for such Exchange Trust Preferred Security, until the date on which such Exchange Trust Preferred Security is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement.

SECTION 2.         REGISTERED EXCHANGE OFFER

(a)                                  Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 5(a)(i) below have been complied with), the Company, the Trust and the LLC shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 180 days after the Closing Date (such 180th day being the “Exchange Filing Deadline”), (ii) use their commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 270 days after the Closing Date (such 270th day being the “Exchange Effectiveness Deadline”), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Securities to be made under the blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange

Offer.  The Exchange Offer shall be on the appropriate form permitting (I) registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and (II) resales of Exchange Securities by any Broker-Dealer that tendered into the Exchange Offer Securities that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Securities acquired directly from the Company or any of its Affiliates) as contemplated by Section 2(c) below.

(b)                                 The Company, the Trust and the LLC shall use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days.  The Company, the Trust and the LLC shall cause the Exchange Offer to comply with all applicable federal and state securities laws.  No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.  The Company, the Trust and the LLC shall use their commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective and to issue, within 30 days after the effective date of the Exchange Offer Registration Statement or longer only if required by federal or state securities laws, the Exchange Securities in exchange for all Securities tendered in the Exchange Offer (the “Consummation Deadline”).

(c)                                  The Company, the Trust and the LLC shall include a “Plan of Distribution” section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Securities acquired directly from the Company or any of its Affiliates) may exchange such Transfer Restricted Securities pursuant to the Exchange Offer.  Such “Plan of Distribution” section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

Because such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Securities received by such Broker-Dealer in the Exchange Offer, the Company, the Trust and the LLC shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement.  To the extent necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Securities by Broker-Dealers, the Company, the Trust and the LLC agree to use their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 5(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Exchange Offer is Consummated or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto.  The Company, the Trust and the LLC shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than one day after such request, at any time during such period.

SECTION 3.         SHELF REGISTRATION

(a)                                  Shelf Registration.  If (i) the Exchange Offer is not permitted by applicable law or Commission policy (after the Company, the Trust and the LLC have complied with the procedures set forth in Section 5(a)(i) hereof) or (ii) any Holder of Transfer Restricted Securities shall notify the Trust prior to the 20th business day following the Consummation of the Exchange Offer that (A) such Holder was prohibited by applicable law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Securities acquired directly from the Company or any of its Affiliates, then the Company, the Trust and the LLC shall:

(I)                                    cause to be filed, on or prior to 30 days after the earlier of (x) the date on which the Trust determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) of this Section 3 and (y) the date on which the Trust receives the notice specified in clause (a)(ii) of this Section 3 (the 30th day after such earlier date, the “Shelf Filing Deadline”), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement) (the “Shelf Registration Statement”), relating to all Transfer Restricted Securities; and

(II)                                use their commercially reasonable efforts to cause such Shelf Registration Statement to become effective at the earliest possible time, but in no event later than on or prior to 270 days after the Shelf Filing Deadline (such 270th day the “Shelf Effectiveness Deadline”).

If, after the Company, the Trust and the LLC have filed an Exchange Offer Registration Statement that satisfies the requirements of Section 2(a) above, the Company, the Trust and the LLC are required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law or Commission policy (pursuant to clause (a)(i) of this Section 3), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (I) above; provided that, in such event, the Company, the Trust and the LLC shall remain obligated to meet the Shelf Effectiveness Deadline.

To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 3(a), the Company, the Trust and the LLC shall use their commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 3(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 5(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 5(c)(i) hereof) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

(b)                                 Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.  No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.  No Holder of Transfer Restricted Securities shall be entitled to additional interest pursuant to Section 4 hereof unless and until such Holder shall have provided all such information.  By its acceptance of Transfer Restricted Securities, each Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 4.         ADDITIONAL INTEREST

If (a) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (b) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (c) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (d) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within two business days by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within five business days of filing such post-effective amendment to such Registration Statement (each such event referred to in clauses (a) through (d), a “Registration Default”), then the Company agrees that it will pay additional interest on the Company Debenture at a rate of 0.25% per annum.  Additional interest may be deferred at the option of the Company in compliance with the provisions of the Indenture relating to interest payments.  Notwithstanding anything to the contrary set forth herein, (i) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (a) above, (ii) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable the Shelf Registration Statement), in the case of (b) above, (iii) upon Consummation of the Exchange Offer, in the case of (c) above, or (iv) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable, in the case of (d) above, the additional interest payable with respect to the Company Debenture as a result of such clause (a), (b), (c) or (d), as applicable, shall cease.

All accrued additional interest shall be paid on the Company Debenture, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture, the Company Debenture and the Exchange Company Debenture.  Notwithstanding the fact that the Company Debenture ceases to be a Transfer Restricted Security, all obligations of the Company to pay additional interest with respect to the

Company Debenture shall survive until such time as such obligations with respect to the Company Debenture shall have been satisfied in full.

SECTION 5.         REGISTRATION PROCEDURES

(a)                                  Exchange Offer Registration Statement.  In connection with the Exchange Offer, the Company, the Trust and the LLC shall (i) comply with all applicable provisions of Section 5(c) below, (ii) use their commercially reasonable efforts to effect such exchange and to permit the resale of Exchange Securities by any Broker-Dealer that tendered Securities in the Exchange Offer that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Securities acquired directly from the Company, the Trust, the LLC or any of their Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (iii) comply with all of the following provisions:

(A)                              If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company, the Trust and the LLC hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company, the Trust and the LLC to Consummate an Exchange Offer for such Transfer Restricted Securities.  The Company, the Trust and the LLC hereby agree to pursue the issuance of such a decision to the Commission staff level.  In connection with the foregoing, the Company, the Trust and the LLC hereby agree to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (I) participating in telephonic conferences with the Commission staff, (II) delivering to the Commission staff an analysis prepared by counsel to the Trust setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (III) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

(B)                                As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company, the Trust and the LLC (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (I) it is not an Affiliate of the Company, the Trust or the LLC, (II) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (III) it is acquiring the Exchange Securities in its ordinary course of business.  Each Holder using the Exchange Offer to participate in a distribution of the Exchange Securities will be required to acknowledge and agree that, if the resales are of Exchange Securities obtained by such Holder in exchange for Securities acquired directly from the Trust, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and

Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (A) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective Registration Statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

(C)                                Prior to effectiveness of the Exchange Offer Registration Statement, the Company, the Trust and the LLC shall provide a supplemental letter to the Commission (I) stating that the Company, the Trust and the LLC are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (A) above, (II) including a representation that neither of the Company, the Trust or the LLC has entered into any arrangement or understanding with any Person to distribute the Exchange Securities to be received in the Exchange Offer and that, to the best of the Company’s, the Trust’s and the LLC’s information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Securities in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities received in the Exchange Offer and (III) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (A) above, if applicable.

(b)                                 Shelf Registration Statement.  In connection with the Shelf Registration Statement, the Company, the Trust and the LLC shall comply with all the provisions of Section 5(c) and (d) below and use their commercially reasonable efforts to effect such registration to permit the resale or sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Trust pursuant to Section 3(b) hereof), and pursuant thereto the Company, the Trust and the LLC will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof; and

(c)                                  General Provisions.  In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company, the Trust and the LLC shall:

(i)                                     use their commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 2 or 3 hereof, as applicable.  Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company, the Trust and the LLC shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable.  If at any time the Commission shall issue any stop order suspending the effectiveness of any Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, the Company, the Trust and the LLC shall use their commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(ii)                                  prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 2 or 3 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)                             in connection with any sale of Transfer Restricted Securities that will result in such Securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two business days prior to such sale of Transfer Restricted Securities;

(iv)                            use their commercially reasonable efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities; provided, however, that neither of the Company, the Trust or the LLC shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

(v)                                 provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Property Trustee with certificates for the Transfer Restricted Securities that are in a form eligible for deposit with The Depository Trust Company;

(vi)                              otherwise use their commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to the security holders with regard to any applicable Registration Statement, as soon as practicable, the consolidated earnings statement of the Company meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the registration statement (as such term is defined in paragraph (c) of Rule 158 under the Act); and

(vii)                           cause the Declaration of Trust, the LLC Agreement (if required by the Commission), the Indenture, the Trust Guarantee and the LLC Guarantee to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Declaration of Trust, the LLC Agreement and/or the Indenture as may be required for such Declaration of Trust, LLC Agreement and Indenture to be so qualified in accordance with the terms of the TIA; and execute and use their commercially reasonable efforts to cause the Debt Trustee, the Regular Trustees, the Managing Member or such other parties as may be necessary to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Declaration of Trust, the LLC Agreement and the Indenture to be so qualified in a timely manner.

(d)                                 Additional Provisions Applicable to Shelf Registration Statements and Certain Exchange Offer Prospectuses.  In connection with each Shelf Registration Statement, and each Exchange Offer Registration Statement if and to the extent that an Initial Purchaser has notified the Trust that it is a holder of Exchange Securities that are Transfer Restricted Securities (for so long as such Exchange Securities are Transfer Restricted Securities or for the period provided in Section 2 hereof, whichever is shorter), the Company, the Trust and the LLC shall:

(i)                                     advise each Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  if any fact or event contemplated by Section 5(d)(i)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to any such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)                               furnish to each Holder in connection with such exchange or sale, if any, before filing with the Commission, copies of any such Registration Statement or any Prospectus included therein (except the Prospectus included in the Exchange Offer Registration Statement at the time it was declared effective) or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five business days, and the Company, the Trust and the LLC will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five business days after the receipt thereof a Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

(iv)                              provide to any of (A) the Holder of Transfer Restricted Securities to be included in any such Registration Statement or Prospectus, (B) any underwriter, sales or placement agent, if any for such Transfer Restricted Securities, (C) counsel for such underwriter or agent and (D) not more than one counsel for all such Holders, each who so requests of the Company in writing, the opportunity to participate in the preparation of such Registration Statement or Prospectus and each amendment or supplement thereto;

(v)                                 for a reasonable period prior to the filing of any such Registration Statement or Prospectus, and throughout the period specified in Section 3(a), make available at reasonable times at the Company’s principal place of business or such other reasonable place for inspection by each of the persons listed in Section 5(d)(iv) hereof, who shall certify that they have a current intention to exchange or sell, as applicable, the Transfer Restricted Securities pursuant to any such Registration Statement or Prospectus, such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company, the LLC and the Trust to respond to such inquiries, as shall be reasonably necessary to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company, the LLC or the Trust in writing as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company, the LLC and the Trust prompt prior written notice of such requirement), or (C) such information is required to be set forth in any such Registration Statement or Prospectus included therein or in an amendment or supplement to such Registration Statement or Prospectus in order that such Registration Statement, Prospectus, amendment or supplement, as the case may be, does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(vi)                              if requested by any Holders in connection with such exchange or sale, promptly include in any such Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as is required by the applicable rules and regulations of the Commission and as such Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after any of the Company, the Trust or the LLC is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

(vii)                           furnish without charge to each Holder in connection with such exchange or sale without charge, at least one copy of any such Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(viii)                        deliver to each Holder without charge, such number of copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder reasonably may request in order to facilitate the offering and disposition of the Transfer Restricted Securities subject to such Prospectus; the Company, the Trust and the LLC hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(ix)                                enter into one or more underwriting agreements, engagement letters, agency agreements, “best efforts” underwriting agreements or similar agreements, as appropriate, including customary provision agreed to by the Company, the LLC and the Trust relating to indemnification and contribution, and take such other actions in connection therewith as any holders of Transfer Restricted Securities aggregating at least 33% in aggregate principal amount of the Transfer Restricted Securities at the time outstanding shall reasonably request in order to expedite or facilitate the disposition of such Transfer Restricted Securities; provided, that the Company, the LLC and the Trust shall not be required to enter into any such agreement more than once with respect to all of the Transfer Restricted Securities and may delay entering into such agreement until the consummation of any underwritten public offering which the Company, the LLC and/or the Trust shall have then undertaken;

(x)                                   whether or not an agreement of the type referred to in Section 5(d)(ix) hereof is entered into and whether or not any portion of the offering contemplated by any such Registration Statement or Prospectus is an underwritten offering or is made through a placement or sales agent or any other entity, the Company, the Trust and the LLC shall:

(A)                              make such representations and warranties to the Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof in form, substance and scope as are customarily made by the Company, the LLC or the Trust in connection with an offering of debt securities pursuant to any appropriate agreement or to a registration statement filed on the form applicable to the Shelf Registration;

(B)                                obtain opinions of counsel to the Company, the Trust and the LLC in customary form and covering the matters set forth in Section 8(b), (c) and (d) of the Purchase Agreement or as any holders of at least 25% in aggregate liquidation amount of the Transfer Restricted Securities at the time outstanding may reasonably request, addressed to such holder or holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof and dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be;

(C)                                obtain a customary comfort letter dated the date of the Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company’s, Trust’s and LLC’s independent accountants, in customary form and covering such matters of the type customarily covered by letters of such type in public offerings of debt securities of the Company and affirming the matters set forth in the comfort letters delivered pursuant to Section 8(i) of the Purchase Agreement;

(D)                               deliver such documents and certificates as may be reasonably requested by any Holders of at least 25% in aggregate liquidation amount of the Transfer Restricted Securities at the time outstanding or the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof to evidence the accuracy of the representations and warranties made pursuant to clause (A) above and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company, the LLC or the Trust, as applicable;

(xi)                                prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or blue sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the any such Registration Statement; provided, however, that neither of the Company, the Trust or the LLC shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject; and

(xii)                             provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

(e)                                  Restrictions on Holders.  Each Holder’s acquisition of a Transfer Restricted Security constitutes such Holder’s agreement that, upon receipt of the notice referred to in Section 5(d)(i)(C) or any notice from the Trust of the existence of any fact of the kind described in Section 5(d)(i)(D) hereof (in each case, a “Suspension Notice”), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable

Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 5(d)(ii) hereof, or (ii) such Holder is advised in writing by the Company, the Trust or the LLC that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”).  Each Holder receiving a Suspension Notice shall be required to either (I) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession that have been replaced by the Company, the Trust or the LLC, as applicable, with a more recently dated Prospectus or (II) deliver to the Company, the Trust or the LLC (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectuses covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice.  The time period regarding the effectiveness of such Registration Statement set forth in Section 2 or 3 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

SECTION 6.         REGISTRATION EXPENSES

(a)                                  All expenses incident to the performance of or compliance with this Agreement by the Company, the Trust and the LLC will be borne by the Company regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state blue sky or securities laws; (iii) all expenses of printing (including certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Trust and the LLC and one counsel for the Holders of Transfer Restricted Securities (which shall be Simpson Thacher & Bartlett LLP or such other counsel as may be selected by a majority of such Holders); (v) all application and filing fees in connection with listing the Exchange Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company, the Trust and the LLC (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will, in any event, bear its, the Trust’s and the LLC’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company, the Trust or the LLC.

(b)                                 In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities who are tendering Securities into in the Exchange Offer and/or selling or reselling Securities or Exchange Securities pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel (who shall be Simpson Thacher & Bartlett LLP unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared).

SECTION 7.         INDEMNIFICATION

(a)                                  The Company agrees to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities or judgments (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company, the Trust or the LLC to any Holder or any prospective purchaser of Exchange Securities or registered Securities, or caused by any omission alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company, the Trust or the LLC by any of the Holders.

(b)                                 By its acquisition of Transfer Restricted Securities, each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, the Trust and the LLC, and their respective trustees, managing members, directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, the Trust or the LLC to the same extent as the foregoing indemnity from the Company, the Trust and the LLC set forth in Section 7(a) hereof, but only with reference to information relating to such Holder furnished in writing to the Company, the Trust or the LLC by such Holder expressly for use in any Registration Statement.  In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(c)                                  In case any action shall be commenced involving any Person in respect of which indemnity may be sought pursuant to Section 7(a) or (b) hereof (the “Indemnified Party”), the Indemnified Party shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and (b) hereof, a Holder shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder).  Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party).  In any such case, the Indemnifying Party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified, pursuant to Section 7(a) hereof, and by the Company, the Trust and the LLC, in the case of parties indemnified, pursuant to Section 7(b) hereof.  The Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (A) effected with its written consent or (B) effected without its written consent if the settlement is entered into more than 20 business days after the Indemnifying Party shall have received a request from the Indemnified Party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the Indemnifying Party) and, prior to the date of such settlement, the Indemnifying Party shall have failed to comply with such reimbursement request.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the Indemnified Party, unless such settlement, compromise or judgment (I) includes an unconditional release of the Indemnified Party from all liability on claims that are or could have been the subject matter of such action and (II) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party.

(d)                                 To the extent that the indemnification provided for in this Section 7 is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Trust and the LLC on the one hand, and the Holders, on the other hand, from their initial sale of Transfer Restricted Securities (or in the case of Exchange Securities that are Transfer Restricted Securities, the sale of the Securities for which such Exchange Securities were exchanged) or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause 7(d)(i) but also the relative fault of the Company, the Trust and the LLC, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations.  The relative fault of the Company, the Trust and the LLC, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Trust and the LLC, on the one hand, or by the Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Trust, the LLC and, by its acquisition of Transfer Restricted Securities, each Holder agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments.  Notwithstanding the provisions of this Section 7, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 8.         RULE 144A AND RULE 144

The Company, the Trust and the LLC agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company, the Trust or the LLC (a) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (b) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 9.         MISCELLANEOUS

(a)                                  Remedies.  The Company, the Trust and the LLC acknowledge and agree that any failure by the Company, the Trust and/or the LLC to comply with their respective obligations under Sections 2 and 3 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s, the Trust’s and the LLC’s obligations under Sections 2 and 3 hereof.  The Company, the Trust and the LLC further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)                                 No Inconsistent Agreements.  The Company, the Trust and the LLC will not, on or after the date of this Agreement, enter into any agreement with respect to their respective securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  The Company, the Trust and the LLC have not previously entered into any agreement granting any registration rights with respect to their respective securities to any Person that would require such securities to be included in any Registration Statement filed hereunder.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s, the Trust’s and the LLC’s securities under any agreement in effect on the date hereof.

(c)                                  Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 4 hereof and this Section 9(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates).  Notwithstanding the foregoing, a waiver of or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

(d)                                 Third Party Beneficiary.  The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, the Trust and the LLC, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights hereunder.

(e)                                  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

(i)                                     if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii)                                  if to the Company, the Trust or the LLC:

Lehman Brothers Holdings Inc.
1301 Avenue of the Americas
New York, New York 10019
Attention:  Corporate Counsel
Facsimile:  (212) 526-0339

All such notices and communications shall be deemed to have been duly given at the time delivered by hand, when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Property Trustee, at the address specified in the Declaration of Trust.

(f)                                    Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement, the Declaration of Trust, the Trust Guarantee, the LLC Agreement, the LLC Guarantee or the Indenture.  If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, the Declaration of Trust, the Trust Guarantee, the LLC Agreement, the LLC Guarantee or the Indenture, and such Person shall be entitled to receive the benefits hereof.

(g)                                 Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)                                 Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)                                     Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(j)                                     Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)                                  Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LEHMAN BROTHERS HOLDINGS INC.

By:	/s/ Barrett S. DiPaolo
Name: Barrett S. DiPaolo
Title: Vice President

LEHMAN BROTHERS HOLDINGS E-CAPITAL TRUST I

By:	/s/ Barrett S. DiPaolo
Name: Barrett S. DiPaolo
Title: Regular Trustee

LEHMAN BROTHERS HOLDINGS E-CAPITAL LLC I

	By:	LEHMAN BROTHERS HOLDINGS INC.,
as Managing Member

	By:	/s/ Barrett S. DiPaolo
Name: Barrett S. DiPaolo
Title: Vice President

LEHMAN BROTHERS INC.
ZIONS INVESTMENT SECURITIES, INC.
SUNTRUST CAPITAL MARKETS, INC.

By LEHMAN BROTHERS INC.,
AS AUTHORIZED REPRESENTATIVE

By:	/s/ Erin M. Callan
Name: Erin M. Callan
Title: Managing Director